EXHIBIT 99.(a)1.2

LETTER OF TRANSMITTAL

FOSTER WHEELER LTD.

Offering of up to 9,893,037 Common Shares
Issuable Upon Exercise of Class A Warrants and Class B Warrants

EACH OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 27, 2006, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY WITHDRAW YOUR ELECTION TO EXERCISE WARRANTS AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. WE RESERVE THE RIGHT TO EXTEND ONLY ONE, BOTH OR NONE OF THE OFFERS IN OUR DISCRETION.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

DESCRIPTION OF WARRANTS

Name(s) and Address(es) of Registered Holder(s)	Description of Warrants
(Please fill in, if blank, exactly as name(s) appear(s) on	(Attach additional signed list if necessary)
Warrant Certificate(s))

	Warrant	Number of	Number of
	Certificate	Class A	Class B
	Number(s)*	Warrants	Warrants

Total(s)

* Need not be completed if warrants are being exercised through DTC.

[   ]      Check this box if any warrant certificate(s) has (have) been mutilated, lost, stolen or destroyed. See Instruction 10.

     Delivery of this Letter of Transmittal (or a facsimile thereof), to an address other than as set forth above, will not constitute valid delivery unless an agent’s message is delivered in accordance with instruction 1 to this Letter of Transmittal.

     The undersigned hereby acknowledges receipt of the Prospectus dated December 28, 2005 (the “Prospectus”) of Foster Wheeler Ltd., a company organized and existing under the laws of the Islands of Bermuda (the “Company”), and this Letter of Transmittal, which together constitute the Company’s offers to issue, upon exercise of any of its outstanding warrants prior to 5:00 p.m., New York City time, on January 27, 2006, unless extended (the “Expiration Date”): (i) 0.0865 common shares per each Class A warrant exercised, in addition to the 1.6841 common shares issuable pursuant to the terms of the Class A warrants (the “Class A Offer”); and (ii) 0.0018 common shares per each Class B warrant exercised, in addition to the 0.0723 common shares issuable pursuant to the terms of the Class B warrants (the “Class B Offer” and, together with the Class A Offer, the “Offers”).

     Pursuant to the Offers, the current exercise price per warrant of $9.378 per common share issuable thereunder will not be increased. Consequently, as adjusted for the Offers the effective exercise price will be reduced, in the case of the Class A warrants, to $8.92 per common share issuable thereunder and, in the case of the Class B warrants, to $9.15 per share issuable thereunder.

     The Class A Offer and the Class B Offer are separate offers. The Company reserves the right, in its sole discretion to, among other things, separately: (i) amend the terms of either Offer; (ii) extend either Offer, and to do so for different periods of time; (iii) terminate or complete either Offer; and (iv) waive any or all of the conditions to either Offer, subject to the terms of the lock-up agreement described in the Prospectus.

     This Letter of Transmittal is to be completed by a holder of warrants either if (i) warrant certificates are to be forwarded with this Letter of Transmittal or (ii) if the warrants the holder is electing to exercise are to be delivered by book-entry transfer pursuant to the procedures set forth in the Prospectus under “Description of the Offers—Book Entry Delivery Procedures.” Delivery of documents to the Depository Trust Company (“DTC”) or to the Company does not constitute delivery to the Warrant Agent.

     The undersigned hereby: (i) elects to exercise the warrants described under “Election(s) to Purchase” below (Box 1); and (ii) agrees to purchase the common shares issuable thereunder and is tendering the applicable exercise price (by certified check, cash or bank draft), in each case, pursuant to the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all such warrants and represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions to Registered Holder”, a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exercise the warrants described in Box 1 below and the Company’s receipt of available funds equal to the amount of the applicable exercise price, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the warrants being exercised hereby, waives any and all other rights with respect to such warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such warrants.

     The undersigned hereby irrevocably constitutes and appoints the Warrant Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the warrants the undersigned is electing to exercise, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the warrants the undersigned is electing to exercise (together with the applicable exercise price being tendered herewith) to the Company or cause ownership of such warrants to be transferred to, or upon the order of, the Company, on the books of the Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Warrant Agent, as the undersigned’s agent, of the common shares to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exercise warrants pursuant to the Offers; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised warrants all in accordance with the terms and subject to the conditions of the Offers described in the Prospectus.

     Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the common shares for the exercised warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the common shares (and accompanying documents, as appropriate) to the undersigned at the address shown above under “Description of Warrants” (on the cover page of this Letter of Transmittal) or provide the name of the account with the Warrant Agent or at DTC to which the common shares should be issued.

     The undersigned understands that elections to exercise warrants pursuant to the procedures described under the caption “Description of the Offers” in the Prospectus and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offers set forth in the Prospectus under the caption “Description of the Offers—Terms of the Offers,” and subject to the conditions of the Offers set forth in the Prospectus under the caption “Description of the Offers—Conditions to the Offers,” subject only to withdrawal of elections to exercise on the terms set forth in the Prospectus under the caption “Description of the Offers—Withdrawal Rights.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned of any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

     The undersigned hereby represents and warrants that it has full power and authority to exercise, assign and transfer the warrants the undersigned has elected to exercise pursuant to this Letter of Transmittal. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Warrant Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THE BOXES.

[ ]	CHECK HERE IF THE WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER AND COMPLETE BOX 4 BELOW.

Name ________________________________________________________________________________________________________________

Address ______________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________

Box 1
ELECTION(S) TO PURCHASE

Class A Election To Purchase

     Complete the table below ONLY if you are electing to exercise Class A warrants to purchase common shares. Each Class A warrant currently entitles its holder to purchase 1.6841 common shares (referred to below as the initial common shares) at an exercise price of $9.378 per common share issuable thereunder. Pursuant to the Class A Offer, the Company will issue, without increasing the exercise price, an additional 0.0865 common shares (referred to below as the additional common shares) per each Class A warrant exercised.

A	B	C	D	E

	Initial Common	Additional Common	Total Common	Total Exercise
Number of	Shares Issuable	Shares Issuable	Shares Issuable	Price Tendered
Class A Warrants	(Multiply Column	(Multiply Column	(Add Columns “B”	(Multiply Column
Being Exercised	“A” by 1.6841)	“A” by 0.0865)	and “C”)	“B” by $9.378)*

Example: 100	168.41	8.65	177.06	$1,579.35

$

* All dollar amounts should be rounded to two decimal places

Class B Election To Purchase

     Complete the table below ONLY if you are electing to exercise Class B warrants to purchase common shares. Each Class B warrant currently entitles its holder to purchase 0.0723 common shares (referred to below as the initial common shares) at an exercise price of $9.378 per common share issuable thereunder. Pursuant to the Class B Offer, the Company will issue, without increasing the exercise price, an additional 0.0018 common shares (referred to below as the additional common shares) per each Class B warrant exercised.

A	B	C	D	E

	Initial Common	Additional Common	Total Common	Total Exercise
Number of	Shares Issuable	Shares Issuable	Shares Issuable	Price Tendered
Class B Warrants	(Multiply Column	(Multiply Column	(Add Columns	(Multiply Column
Being Exercised	“A” by 0.0723)	“A” by 0.0018)	“B” and “C”)	“B” by $9.378)*

Example: 1000	72.3	1.8	74.1	$678.03

$

* All dollar amounts should be rounded to two decimal places

Box 2
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 4 and 5)

     To be completed ONLY if the certificates for warrants not exercised or the certificates for the common shares are to be issued in the name of someone other than the undersigned or if warrants delivered by book-entry transfer that are not accepted for exercise are to be returned by credit to an account other than the account indicated above.

     Issue: common shares or warrants to:

Name _________________________________________________________________________________________________________

(Please Print or Type)

Address ______________________________________________________________________________________________________

(Include Zip Code)

_______________________________________________________________________________________________________________

(Taxpayer Identification or Social Security Number)

     [  ]     Credit unexercised warrants delivered by book-entry transfer to the account set forth below:

______________________________________________________________________________________________________________

(DTC Account Number/Warrant Agent Account Number)

Box 3
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 4 and 5)

     To be completed ONLY if certificates for the warrants not exercised or accepted for exercise or the certificates for the common shares are to be sent to someone other than the undersigned at an address other than that shown below the undersigned’s signature(s).

      Mail:   [  ]  common shares and any unexercised warrants to:

Name ___________________________________________________________________________________________________

(Please Print or Type)

Address ________________________________________________________________________________________________

(Include Zip Code)

________________________________________________________________________________________________________

(Taxpayer Identification or Social Security Number)

Box 4
USE OF BOOK-ENTRY TRANSFER
(See Instruction 1)

      To be completed ONLY if delivery of warrants is to be made by book-entry transfer.

Name of Exercising Institution: ______________________________________________________________________

Account Number: ________________________________________________________________________________

Transaction Code Number: _________________________________________________________________________

Box 5
EXERCISING HOLDER SIGNATURE
(See Instructions 1 and 4)

x ______________________________________________________________________________________________

x ______________________________________________________________________________________________
                                                            (Signature of Registered Holder(s) or Authorized Signatory)

     Note: The above lines must be signed by the registered holder(s) of warrants as their name(s) appear(s) on the warrants or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 4.

Name(s): ________________________________________________________________________________________

Capacity: ________________________________________________________________________________________

Street Address: ___________________________________________________________________________________
                                                                                                  (Include Zip Code)

_______________________________________________________________________________________________
                                                                                  (Area Code and Telephone Number)

_______________________________________________________________________________________________
                                                                           (Tax Identification or Social Security Number)

Signature Guarantee ________________________________________________________________________________
                                                                                          (If Required by Instruction 4)

Authorized Signature _______________________________________________________________________________

Name: ___________________________________________________________________________________________
                                                                                                 (Please Print or Type)

Title: ____________________________________________________________________________________________

Name of Firm: _____________________________________________________________________________________
                                                                  (Must be an Eligible Institution as defined in Instruction 1)

Address: _________________________________________________________________________________________
                                                                                                    (Include Zip Code)

Area Code and Telephone Number: _____________________________________________________________________

Dated: ___________________________________________________________________________________________

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFERS

     1. Delivery of this Letter of Transmittal and Certificates; Payment upon Exercise. This Letter of Transmittal is to be used if certificates for the warrants the undersigned is electing to exercise are (a) to be physically delivered to the Warrant Agent herewith or (b) to be delivered pursuant to book-entry transfer. For holders electing to exercise and deliver warrants electronically as set forth in the Prospectus, delivery of an agent’s message by DTC will satisfy the terms of the Offers in lieu of execution and delivery of this Letter of Transmittal by the participant(s) identified in the agent’s message.

     For a warrant holder to validly elect to exercise its warrants pursuant to the Offers, the Warrant Agent must receive, prior to 5:00 p.m., New York City time, on the Expiration Date: (a) a properly completed and duly executed copy of this Letter of Transmittal (or facsimile thereof), together with any signature guarantees and any other document required by the instructions to this Letter of Transmittal, or a properly transmitted agent’s message; (b) warrant certificates for the warrants you are electing to exercise or a book-entry confirmation with respect to such warrants; and (c) payment of the applicable exercise price calculated in the manner described under “Election(s) to Purchase (Box 1) above.

     Payment of the exercise price must be made in United States funds (by certified check, cash or bank draft) payable to the order of Foster Wheeler Ltd. No interest will accrue or be payable upon amounts deposited representing the exercise price of the warrants.

     The method of delivery of this Letter of Transmittal, the certificates for warrants and other required documents, including delivery through DTC, is at the option and risk of the person exercising the warrants and delivering this Letter of Transmittal. Except as otherwise provided in this Letter of Transmittal and in the Prospectus, delivery will be deemed made only when actually received by the Warrant Agent. If delivery of any document is by mail, we recommend that the holder use properly insured, registered mail with a return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Warrant Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     This Letter of Transmittal, and your warrant certificates, must be sent only to the Warrant Agent. Do not send Letters of Transmittal or warrants to the Company.

     2. Beneficial Owner Instructions to Registered Holders. Only a holder of warrants or the holder’s legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to the Company that authorizes such person, or that person’s legal representative or attorney-in-fact, to exercise warrants on behalf of the holder, may validly elect to exercise warrants in the Offers. Any Beneficial Owner of warrants who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal, or an agent’s message by DTC, on his or her behalf through the execution and delivery to the registered holder of the Instructions to Registered Holder accompanying this Letter of Transmittal.

     3. Partial Exercises. Elections to exercise less than all of a holder’s warrants according to the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal will be permitted. Any warrants not exercised during the period of the Offers shall remain exercisable in accordance with the original terms of such warrants. See “Description of the Warrants” in the Prospectus.

     Warrant holders must fill in the number of warrants they are electing to exercise in Box 1 on this Letter of Transmittal and tender the requisite exercise price. Unless otherwise indicated, holders will be deemed to have exercised that number of warrants that corresponds with the amount of the exercise price actually tendered.

     4. Signatures on this Letter of Transmittal; Signature Guarantees. If this Letter of Transmittal is signed by the registered holder(s) of the warrants to be exercised, the signature must correspond with the name(s) as written on the face of the warrants without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the warrants to be exercised hereby, the signature must correspond with the name shown on the security position listing as the owner of the warrants.

     If any of the warrants to be exercised are registered in the name of two or more holders, all holders must sign this Letter of Transmittal. If any of the warrants to be exercised are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or any warrant or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the company of such person’s authority to so act must be submitted.

     When this Letter of Transmittal is signed by the registered holders of the warrants to be exercised, no endorsements of the warrants or separate instruments of transfer are required unless warrants not exercised or common shares are to be issued to a person other than the registered holders, in which case signatures on the warrants or instruments of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Guarantor Institution, each as defined below.

     Signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the warrants are being exercised: (a) by a holder whose name appears on a security position listing as the owner of those warrants, who has not completed any of the boxes entitled “Special Instructions” or “Special Delivery Instructions” on the applicable Letter of Transmittal; or (b) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, referred to as an “Eligible Guarantor Institution.”

     If the holder of the warrants being exercised is a person other than the signer of the related Letter of Transmittal, or if warrants not accepted for exercise or warrants previously exercised and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on this Letter of Transmittal accompanying the warrants to be exercised must be guaranteed by a Medallion Signature Guarantor as described above.

     5. Special Issuance and Delivery Instructions. Holders electing to exercise should indicate, in the appropriate box (Box 2 or 3), the name and address to which the common shares and/or substitute certificates evidencing warrants not exercised are to be sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. Holders of warrants exercising by book-entry transfer may request that warrants not exercised be credited to such account maintained with the Warrant Agent or at DTC as the holder may designate on this Letter of Transmittal. If no instructions are given, the warrants not exercised will be returned to the name or address of the person signing this Letter of Transmittal.

     6. Transfer Taxes. In accordance with the terms of the warrants, holders are responsible for paying any applicable transfer taxes and, if requested by the Company, any other taxes or governmental charges that the Company may be required by law to collect upon the exercise of a warrant.

     7. Validity of Exercises. The Company expressly reserves the right to terminate either Offer and not to accept for exercise any warrants if any of the conditions set forth under “Description of the Offers—Conditions to the Offers” have not been satisfied or waived by the Company at its option for any reason on or before 5:00 p.m., New York City time, on the Expiration Date. In all cases, the issuance of common shares for any exercised warrants will be made only after timely receipt by the Warrant Agent of: (a) certificates for the warrants being exercised or book-entry confirmation with respect to such warrants; (b) this Letter of Transmittal (or facsimile thereof) properly completed and duly executed or a properly transmitted agent’s message; (c) any required signature guarantees and other documents required by this Letter of Transmittal; and (d) payment of the exercise price and any applicable taxes.

     8. Irregularities. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any exercise of warrants will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all exercises of warrants that it determines are not in proper form or the acceptance for exercise that may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any exercise of warrants. Neither the Company nor any other person will be under any duty to give notice of any defect or irregularity in exercised, nor shall any of them incur any liability for failure to give any such notice.

     9. No Conditional Exercises. No alternative, conditional or contingent exercise of warrants or transmittal of this Letter of Transmittal will be accepted.

     10. Mutilated, Lost, Stolen or Destroyed Warrants. Any holder whose warrants have been mutilated, lost, stolen or destroyed should immediately contact the Warrant Agent at the address indicated in this Letter of Transmittal for further instructions.

     11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Information Agent at the address and telephone number indicated in this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

     12. Acceptance of Exercised Warrants and Issuance of Common Shares; Return of Warrants. As described in the Prospectus, the Company will accept all elections to exercise warrants validly exercised and not validly withdrawn before 5:00 p.m., New York City time, on the applicable Expiration Date. The acceptance of valid elections to exercise and the issuance of common shares thereunder will be made promptly following the Expiration Date. The Company expects the settlement date in each offer to be the fifth business day following the applicable Expiration Date. The Company will have accepted your valid election to exercise warrants when it gives oral or written notice to the Warrant Agent, which will occur promptly after the Expiration Date.

     If any elections to exercise warrants are not accepted pursuant to the Offers for any reason, promptly after the Expiration Date the Company will return to the exercising holder at the address shown on the cover of this Letter of Transmittal or at a different address as may be indicated in this Letter of Transmittal under “Special Delivery Instructions” (Box 3), without expense: (a) the unexercised warrants; and (b) the exercise price tendered therewith. No interest will accrue or be payable upon amounts deposited representing the exercise price of the warrants.

     13. Withdrawal. Elections to exercise warrants may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption “Description of the Offers—Withdrawal Rights.”

The Warrant Agent (the “Warrant Agent”) is:

Mellon Investor Services LLC

By Mail:	Facsimile Transmission:	By Hand or Overnight Courier:
P.O. Box 3301	480 Washington Blvd.	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop - Reorg	New York, NY 10271
Attn: Reorganization Dept.	Jersey City, NJ 07310	Attn: Reorganization Dept.
Attn: Reorganization Dept.

The Information Agent for the Offers is:

Morrow & Co., Inc.
470 West Avenue
Stamford, CT 06902
(203) 658-9400
Banks and Brokerage Firms, Please Call: (800) 662-5200
Stockholders Call Toll Free: (800) 607-0088
E-mail: fw.info@morrowco.com